UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2015

Ability Inc.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36229	N/A
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Yad Harutzim 14
Tel Aviv, Israel		6770007
(Address of Principal Executive Offices)		(Zip Code)

972-3-6879777

(Registrant’s Telephone Number, Including Area Code)

Cambridge Holdco Corp., 525 South Flagler Drive, Suite 201, West Palm Beach, FL 33401

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Effective December 23, 2015, Cambridge Holdco Corp. (“Holdco”) consummated the transactions contemplated by the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of September 6, 2015, by and among Holdco, Cambridge Capital Acquisition Corporation, Holdco’s former parent (“Cambridge”), Ability Computer & Software Industries Ltd., an Israeli company (“Ability” or the “Company”) and the shareholders listed on the signature page thereto (the “Ability Shareholders”).

Upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), (i) Cambridge merged with and into Holdco with Holdco surviving the merger and becoming the public entity (the “Merger”) and (ii) the Ability Shareholders exchanged 100% of the ordinary shares of Ability for cash and ordinary shares of Holdco (the “Share Exchange” and, together with the Merger, the “Transactions”). The Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”).

Ability provides advanced interception, monitoring and cyber intelligence tools to serve the needs and increasing challenges of security and intelligence agencies, military forces, law enforcement and homeland security agencies worldwide. Ability offers customers a variety of products and customized solutions designed to meet their specific needs. Ability’s product portfolio includes interception systems of satellite and cellular communications, advanced geo-location systems, cyber-security solutions and a crime prevention system. Ability’s interception systems for satellite and cellular networks are used to intercept voice conversations, messages and data transmitted over the air. Ability’s geo-location system is used to geographically target mobile phones and is sold independently or as an additional feature of the active interception system. Ability’s cyber-security solution provides the user with the ability to extract and view information from a mobile phone and listen to communications over the phone. Ability’s crime prevention solution, which has not yet been commercialized, is designed as a software solution to analyze information extracted from mobile phones and provide predictive data. Ability believes its advanced comprehensive capabilities in both the area of interception of communications and the decryption of such communications sets the Company apart from competitors.

As a result of the Transactions, the former shareholders of Ability and other persons who received ordinary shares of Holdco comprising a portion of the Share Exchange consideration own approximately 66.7% of the ordinary shares of Holdco and the former stockholders of Cambridge own the remaining 33.3%.

The Merger Agreement is described more fully in the sections entitled “The Merger Proposal” and “The Merger Agreement” beginning at pages 72 and 98, respectively, of the final prospectus contained in the Registration Statement on Form S-4 and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on December 2, 2015 by Holdco and Cambridge and such description is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 22, 2015, Cambridge held a special meeting of stockholders (the “Special Meeting”) at which the Cambridge stockholders considered and adopted, among other matters, the Merger Agreement. On December 23, 2015, the parties consummated the Transactions.

At the Special Meeting, holders of 2,136,751 shares of Cambridge common stock sold in its initial public offering (“public shares”) exercised their rights to convert those shares to cash at a conversion price of approximately $10.10 per share, or an aggregate of approximately $21.6 million.

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As consideration for their outstanding ordinary shares of Ability at Closing, the Ability Shareholders received an aggregate of 17,173,267 ordinary shares of Holdco. The Ability Shareholders also received $18,150,000 in cash and have the right to receive an additional number of ordinary shares of Holdco to be issued upon and subject to Ability achieving certain net income targets as described below.

The Ability Shareholders will be entitled to receive additional payments of Holdco shares based on Ability’s achievement of specified net income targets in the fiscal years ending December 31, 2015, 2016, 2017 and 2018. The following table sets forth the net income targets and the number of Holdco shares issuable to the Ability Shareholders upon the achievement of such targets:

Year ending December 31,	Net Income Target	Number of Holdco Shares
2015	$27,000,000	3,600,000
2016	$40,000,000	1,850,000
2017	$60,000,000	2,000,000
2018	$80,000,000	1,000,000

After giving effect to the Transactions, there are currently 25,756,141 ordinary shares of Holdco issued and outstanding. Upon the Closing, Cambridge’s common stock, warrants and units ceased trading and Holdco’s ordinary shares and warrants began trading on the Nasdaq Capital Market under the symbol “ABIL” and “ABILW,” respectively.

As noted above, the aggregate conversion price of approximately $21.6 million for holders of public shares electing conversion was paid out of Holdco’s trust account, which had a balance immediately prior to the Closing of approximately $81.3 million. Of the remaining funds in the trust account: (i) approximately $9.8 million was used to pay transaction expenses, (ii) $18.15 million was used to pay the cash portion of the merger consideration payable to the Ability Shareholders and (iii) $11.85 million is being reserved for the put agreement described below and (iv) approximately $0.9 million was used to pay the outstanding accounts payable and accrued expenses of Cambridge as of September 30, 2015 and (v) $0.9 million was used to purchase of 16% of the shares in ASM and (vi) the balance of approximately $18.1 million was released to Holdco to be used for working capital purposes and other obligations.

Under the Merger Agreement, each of the Ability Shareholders shall have the right, on one occasion before February 23, 2018, to put to Holdco all or part of his pro rata portion of 1,173,267 ordinary shares of Holdco he receives in the share exchange for an amount in cash equal to (1) (x) the number of shares being put multiplied by (y) $10.10 per share plus (2) his pro rata portion of interest, if any, and subject to the pre-ruling granted by the Israel Tax Authority, as generated in the put option escrow account as described below. $11,850,000 was deposited into an escrow account, referred to as the put option escrow account, by Holdco at closing of the Transactions to fund the payment of the purchase price for the put if it is exercised.

Of the ordinary shares of Holdco issued to the Ability Shareholders as consideration for the Share Exchange, an aggregate of 948,516 of such shares (“Escrow Shares”) were placed in escrow pursuant to an escrow agreement (“Indemnity Escrow Agreement”) entered into by Holdco, Continental Stock Transfer & Trust Company, as escrow agent, the Ability Shareholders and a representative of Holdco at Closing. The Escrow Shares provide a fund of payment to Holdco with respect to its post-closing rights to indemnification under the Merger Agreement for breaches of representations and warranties and covenants by Ability and its subsidiaries and the Ability Shareholders. The escrow is the sole remedy for Holdco for its rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the escrow fund by Holdco once its damages exceed a $1,500,000 deductible and are reimbursable to the full extent of the damages in excess of such amount, subject to certain exceptions.

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On December 23, 2016 (the “Basic Escrow Termination Date”), the escrow agent will release 50% of the original number of escrow shares, less amounts previously applied in satisfaction of or reserved with respect to indemnification claims that are made prior to that date. The remaining escrow shares will be released on the date that is the earlier of (x) June 23, 2017 and (y) the thirtieth (30th) day following the filing by Holdco of its Annual Report on Form 10-K for the year ending December 31, 2016 with the SEC.

JV Share Purchase Agreement

In connection with and as a condition to the consummation of the Merger Agreement, Cambridge, Holdco, Ability, the Ability Shareholders, Ability Security Systems Ltd. (“ASM”) and Eyal Tzur, ASM’s sole shareholder, entered into a share purchase agreement (“JV share purchase agreement”), dated as of September 6, 2015, pursuant to which (a) at the Closing, Holdco purchased 16 shares, or 16%, of ASM for $900,000 cash and (b) Mr. Tzur has the right to put all, but not less than all, of the remaining shares of ASM to Holdco (or its designated entity) during the 14 month period following the Closing in exchange for 480,000 ordinary shares of Holdco and, if same is not exercised by Mr. Tzur, then, Holdco shall have the right exercisable during the 90 days immediately following the foregoing option period, to call all of the remaining ASM shares in exchange for 432,000 ordinary shares of Holdco. The parties have entered into an escrow agreement (“JV purchase escrow agreement”) pursuant to which all of the shares of ASM, other than those purchased at the Closing, shall be placed in escrow to secure the obligations of Mr. Tzur under the terms of the JV share purchase agreement prior to exercise of the put or call rights thereunder. In addition, the parties entered into other escrow agreements with respect to the ordinary shares of Holdco issuable to Mr. Tzur upon exercise of the put or call rights, including an agreement under which (a) all of the up to 480,000 ordinary shares that may be issued to him upon exercise of such rights are placed in escrow at the Closing and (b) 5% of any such ordinary shares issued to him upon exercise of the put or call right are held in escrow for not less than one year following closing of the put or call right to secure his indemnification obligations under the JV share purchase agreement.

Lock-Up

On the Closing, the Ability Shareholders and The Gordon Family 2007 Trust, a trust for the benefit of the children of Benjamin Gordon, Cambridge’s chief executive officer and a director of Holdco, entered into lock-up agreements pursuant to which they agreed not to sell any of the ordinary shares of Holdco that they receive as a result of the Transactions (subject to limited exceptions) until the second anniversary of the Closing.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Holdco was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Holdco is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after Holdco’s acquisition of Ability by consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Business

The business of Holdco is described in the Proxy Statement/Prospectus in the section entitled “Business of Ability” beginning on page 142 and that information is incorporated herein by reference.

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Risk Factors

The risks associated with Holdco’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 35 and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Section 9.01 of this Report concerning the financial information of Holdco. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the section entitled “Ability’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 157, which is incorporated herein by reference.

Employees

The employees of Holdco are described in the Proxy Statement/Prospectus in the section entitled “Business of Ability – Employees” on page 154 and that information is incorporated herein by reference.

Properties

The facilities of Holdco are described in the Proxy Statement/Prospectus in the section entitled “Business of Ability – Properties” on page 154 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Closing regarding the beneficial ownership of Holdco’s ordinary shares by:

●	Each person known to be the beneficial owner of more than 5% of Holdco’s outstanding ordinary shares;
●	Each director and each of Holdco’s principal executive officers and two other most highly compensated executive officers (“named executive officers”); and
●	All current executive officers and directors as a group.

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Unless otherwise indicated, Holdco believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership (2)
Benjamin Gordon	216,131	(3)	*
Mitchell I. Gordon	115,432	(4)	*
Anatoly Hurgin	8,106,634	(5)	31.5%
Alexander Aurovsky	8,106,634	(6)	31.5%
Efraim Halevy	0		0%
Derek Zissman	0		0%
All directors and executive officers as a group (7 persons)	16,544,831		63.9%
Jonathan Morris (7)	1,594,429	(8)	6.2%
AQR Capital Management, LLC (9)	1,584,000		6.1%

*Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Ability Inc., Yad Harutzim 14, Tel Aviv, Israel, 6770007.
(2)	The post-business combination percentage of beneficial ownership is calculated based on 25,756,141 ordinary shares outstanding. Such amount takes into account the shares held by public shareholders that properly elected to convert their shares into cash. The amount of beneficial ownership for each individual or entity post-business combination includes shares of common stock issuable as a result of Cambridge’s warrants as such warrants became exercisable upon the Closing. Unless otherwise indicated, Cambridge believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them upon the Closing.
(3)	Represents shares held by Cambridge Capital LLC, an affiliate of Mr. Gordon. Does not include (i) shares held by The Gordon Family 2007 Trust, a trust established for the benefit of Mr. Gordon’s family. Includes (i) 55,483 ordinary shares issuable upon exercise of warrants included within private units purchased by Mr. Gordon simultaneously with Cambridge’s initial public offering and (ii) 35,000 ordinary shares and 35,000 ordinary shares issuable upon exercise of warrants that were issued to Mr. Gordon upon conversion of an aggregate of $350,000 of promissory notes as described in the Proxy Statement/Prospectus in the Section “Certain Relationships and Related Persons Transactions — Cambridge Related Person Transactions.”
(4)	Includes 27,716 ordinary shares issuable upon exercise of warrants included within private units purchased by Mr. Gordon simultaneously with Cambridge’s initial public offering. Also includes 30,000 shares held by Mr. Gordon which are subject to a restricted stock agreement. Pursuant to the restricted stock agreement, such shares shall vest after the shares are released from escrow, provided Mr. Gordon is still an employee of Cambridge, Cambridge Capital LLC or BGSA. If Mitchell Gordon is no longer employed by Cambridge, Cambridge Capital LLC or BGSA at such times, shares unvested shall revert to Cambridge Capital LLC.
(5)	Includes 240,000 ordinary shares subject to a put which may be exercised by a third party during the 90-day period following the second anniversary of the Closing. Does not include ordinary shares which may become issuable pursuant to the earn-out.
(6)	Includes 240,000 ordinary shares subject to a put which may be exercised by a third party during the 90-day period following the second anniversary of the Closing. Does not include ordinary shares which may become issuable pursuant to the earn-out.
(7)	Includes shares held by The Gordon Family 2007 Trust. Mr. Morris is the trustee of The Gordon Family 2007 Trust and exercises voting and dispositive power over the shares held by such entity.
(8)	Includes 5,543 ordinary shares issuable upon exercise of warrants included within private units purchased by Mr. Morris simultaneously with Cambridge’s initial public offering.
(9)	Based on information provided in a Schedule 13G/A filed on February 17, 2015, AQR Capital Management, LLC is a wholly owned subsidiary of AQR Capital Management Holdings, LLC and serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company. The principal business address of AQR Capital Management LLC and AQR Capital Management Holdings is 2 Greenwich Plaza, Greenwich, CT 06830.

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Directors and Executive Officers

Holdco’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus in the section entitled “Management of Holdco Following the Business Combination” beginning on page 165 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of Cambridge’s, Ability’s and Holdco’s executive officers and directors is described in the Proxy Statement/Prospectus in the section entitled “Executive Compensation” beginning on page 169 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of Holdco are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 179 and are incorporated herein by reference.

Legal Proceedings

Cambridge, the members of the Cambridge board of directors and Parakou Tankers, Inc. (“Parakou”) were named as defendants in a putative class action lawsuit captioned Brian Levy v. Cambridge Capital Acquisition Corp., et al., No. 2015 CA 003339 in connection with Cambridge’s proposed business combination with Parakou, which was terminated on May 6, 2015. The complaint was filed in the Circuit Court of the 15th Judicial Circuit of Palm Beach County, Florida (the “Action”) by a person identifying himself as a stockholder of Cambridge. On October 15, 2015, a first amended and restated derivative complaint captioned Brian Levy v. Cambridge Capital Acquisition Corp., et al., No. 2015 CA 003339 was filed. The amended complaint added Holdco and Ability Computer & Software Industries Ltd. as additional defendants.

The complaint generally alleges, among other things, that the members of the Cambridge board of directors breached their fiduciary duties to Cambridge stockholders by approving the contemplated merger with Ability and that Ability is aiding and abetting the Cambridge board of directors in the alleged breaches of their fiduciary duties. The complaint also alleges that Cambridge was obligated to liquidate on June 23, 2015 and redeem the outstanding public shares from the funds held in the trust fund and that the efforts to violate Cambridge’s amended and restated certificate of incorporation are ultra vires and therefore void acts. The complaint further alleges that Cambridge’s directors have various conflicts of interest in the transaction and that such conflicts of interest are not adequately disclosed to stockholders in the definitive proxy statement/prospectus that the Company filed with the SEC on September 17, 2015. The action sought injunctive relief but on December 16, 2015, the plaintiff withdrew the request for an injunction. The amended complaint continues to seek damages and reimbursement of fees and costs, among other remedies.

In October 2014, Mrs. Sonia Rosenhak filed a claim against Ability and Messrs. Anatoly Hurgin and Alexander Aurovsky with the Tel-Aviv Magistrate Court alleging that she is entitled to receive certain amounts due to her pursuant to a Memorandum of Understanding dated August 12, 2002 (the “MOU”) entered into by her late husband, Mr. Danny Rosenhak, and Messrs. Hurgin and Aurovsky.

Pursuant to the MOU, to which we were not a party, Mr. Rosenhak made an investment of $150,000 related to the import, marketing and selling of a system for listening to cellular phones. Under the MOU, Messrs. Hurgin and Aurovsky would be the exclusive source for manufacturing of such system and would provide the connections and knowhow to market the system. The MOU provided that after payment of expenses, profits related to the system would be paid 15% to Mr. Rosenhak and 85% to Messrs. Hurgin and Aurovsky. Mr. Rosenhak received payments under the MOU until his death in June 2013.

We believe we have valid defenses to the claims because (1) the Company is not a proper party to the litigation inasmuch as it was not a party to the MOU, (2) the products that comprised the system referenced in the MOU were discontinued in 2011, (3) Mr. Rosenhak received updates regarding the status of the MOU, including financial statements, and was aware of the fact that he was receiving profits related only to some of our products, and (4) Mr. Rosenhak never asserted that he was entitled to profits from sales that were not part of the system that was ultimately discontinued and did not object to the statements provided to him.

Since the MOU provided for arbitration, the claim was transferred to arbitration by order of the court. The defendants submitted a counterclaim against Mrs. Rosenhak claiming that Mr. Rosenhak received excess amounts of 1,212,863 NIS (approximately $320,000). An arbitration session was held on May 15, 2015 and it was decided that Mrs. Rosenhak was to submit a statement of defense to the counterclaim and Ability would submit a response by July 14, 2015. On October 12, 2015 Mrs. Rosenhak filed a request with the Court to nominate an arbitrator; such a request was rescheduled to be discussed at the Court on December 7, 2015. On November 19, 2015, the plaintiff filed a request with the court and noted that there may be a need to nominate a decisive arbitrator to discuss temporary orders against the business combination with Cambridge. On December 6, 2015 the parties submitted a joint statement to the Tel Aviv Magistrate's Court according to which they agreed to the appointment of a sole arbitrator who would hear the disputes which had arisen between them. Due to the aforesaid notification of the parties, the hearing which had been set for December 7, 2015, was cancelled. The parties have agreed to negotiate the identity of an arbitrator and begin a process of mediation.

Ability and its legal counsel are of the opinion that it is impossible to predict the outcome of these legal proceedings as to their preliminary stage and that Ability shall not be part of these legal proceedings as it was not a party to the MOU.

Reference is also made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus entitled “Business of Ability – Legal Proceedings” beginning on page 154, which is incorporated herein by reference.

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Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

On December 24, 2015, Holdco’s ordinary shares and warrants began trading on the Nasdaq Capital Market under the symbol “ABIL” and “ABILW,” respectively, subject to ongoing review of Holdco’s satisfaction of all listing criteria post-business combination, in lieu of the common stock and warrants of Cambridge. Holdco has not paid any cash dividends on its ordinary shares to date. It is the present intention of Holdco’s board of directors to retain all earnings, if any, for use in Holdco’s business operations and, accordingly, Holdco’s board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is within the discretion of Holdco’s board of directors and will be contingent upon Holdco’s future revenues and earnings, if any, capital requirements and general financial condition.

Information respecting Cambridge’s common stock, rights and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section entitled “Price Range of Cambridge Securities and Dividends” on page 185 and such information is incorporated herein by reference.

Description of Registrant’s Securities

The description of Holdco’s securities is contained in the Proxy Statement/Prospectus in the section entitled “Description of Holdco Securities” beginning on page 182 and is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of Holdco’s ordinary shares to the Ability Shareholders in the Transactions, which is incorporated herein by reference.

Indemnification of Directors and Officers

The Companies Law (2013 Revision) of the Cayman Islands (the “Companies Law”) permits Holdco to indemnify its directors, officers, employees and agents, subject to limitations imposed by the Companies Law. Holdco’s Memorandum and Articles of Association require it to indemnify directors and officers to the full extent permitted by the Companies Law.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial statements and supplementary data of Holdco, Ability and affiliates.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure contained in Item 4.01 of this Report, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial information of Holdco, Ability and affiliates.

Item 2.02.	Results of Operations and Financial Condition.

Certain annual and quarterly financial information regarding Ability was included in the Proxy Statement/Prospectus, in the section entitled “Ability’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 157, which is incorporated herein by reference. The disclosure contained in Item 2.01 of this Report is also incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Ability Shareholders received, as consideration for their outstanding ordinary shares of Ability, an aggregate of 17,173,267 ordinary shares of Holdco at the Closing as described in Item 2.01 above. Holdco issued the foregoing ordinary shares pursuant to Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the shares represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution and appropriate restrictive legends were affixed to the certificates representing the shares. The parties also had adequate access, through business or other relationships, to information about Holdco.

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Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the Section entitled “The Merger Proposal” beginning on page 72 and “The Merger Agreement” beginning on page 98, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report.

After giving effect to the Transactions, there are currently outstanding 25,756,141 ordinary shares of Holdco. Together, the Ability Shareholders and other persons who received ordinary shares of Holdco comprising part of the Share Exchange consideration own approximately 66.7% of the outstanding ordinary shares of Holdco.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of the Closing, Anatoly Hurgin, Alexander Aurovsky, Benjamin Gordon, Mitchell Gordon, Efraim Halevy and Derek Zissman were appointed as directors of Holdco to serve until the end of their respective terms, and until their successors are elected and qualified. Benjamin Gordon, Derek Zissman and Mitchell Gordon were appointed to serve on Holdco’s audit committee with Mr. Zissman serving as the audit committee financial expert, pursuant to Nasdaq’s listing standards. Benjamin Gordon, Mitchell Gordon and Efraim Halevy were appointed to serve on Holdco’s nominating committee. Derek Zissman, Benjamin Gordon and Efraim Halevy were appointed to serve on Holdco’s compensation committee.

Anatoly Hurgin was appointed as Chief Executive Officer and Chairman of the Board, Alexander Aurovsky was appointed as Chief Technology Officer and Avi Levin was appointed as Chief Financial Officer.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Management of Holdco Following the Business Combination” beginning on page 165 for biographical information about each of the directors and officers following the Transactions, which is incorporated herein by reference.

In connection with the Closing, the Ability Shareholders entered into lock-up agreements with Holdco, which restrict the shareholders from selling any of Holdco’s ordinary shares that they received as a result of the Transactions as described above. The form of the lock up agreement, the terms of which are identical for all of the Ability Shareholders, is attached as Exhibit 10.6 to this Report.

In addition, at the Special Meeting, Cambridge’s stockholders approved the Registrant’s 2015 Long-Term Incentive Equity Plan. A description of the plan is included in the Proxy Statement/Prospectus in the section entitled “The Incentive Compensation Plan Proposal” beginning on page 123, which is incorporated herein by reference.

Immediately after the Closing, each of Messrs. Hurgin and Aurovsky, entered into employment agreements with Holdco.

Reference is made to the Proxy Statement/Prospectus section entitled “Certain Relationships and Related Person Transactions” beginning on page 179 for a description of certain transactions between the Registrant and certain of its directors and officers, which is incorporated herein by reference.

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Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Transactions, Cambridge merged with and into Holdco with Holdco surviving. Upon Closing, the constitutional documents of Holdco differed from Cambridge’s amended and restated certificate of incorporation in the following respects: (a) the name of the new public entity is “Ability Inc.” as opposed to “Cambridge Capital Acquisition Corporation”; (b) Holdco has 200,000,000 authorized ordinary shares and 5,000,000 authorized preferred shares, as opposed to Cambridge having had 40,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (c) Holdco’s corporate existence is perpetual as opposed to Cambridge’s corporate existence terminating if Cambridge failed to consummate a business combination in a specified period; and (d) Holdco’s amended and restated memorandum and articles of association do not include the various provisions applicable only to specified purpose acquisition corporations that Cambridge’s amended and restated certificate of incorporation contains. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “The Charter Proposals” on page 118, which is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, Holdco ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “The Merger Proposal” beginning on page 72 and “The Merger Agreement” beginning on page 98, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Form 8-K.

Item 8.01.	Other Events

On December 23, 2015, Cambridge and Ability issued a joint press release announcing the completion of the Transactions, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 8.01, including the text of the press releases attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01.	Financial Statement and Exhibits.
(a)-(b)	Financial Statements.

Information responsive to Item 9.01(a) and (b) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-1 which information is incorporated herein by reference. The unaudited Pro Forma Condensed Combined Financial Statements of Ability Inc. as of and for the nine months ended September 30, 2015 and, for the year ended December 31, 2014, are filed as Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.

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(d)	Exhibits.
Exhibit	Description
2.1	Agreement and Plan of Reorganization, dated as of September 6, 2015, by and among Cambridge Capital Acquisition Corporation, Cambridge Holdco Corp, Ability Computer & Software Industries Ltd., and the securityholders of Ability Computer & Software Industries Ltd. (incorporated by reference to Annex A to the definitive Proxy Statement/Prospectus included with the Registration Statement on Form S-4/A filed on December 2, 2015).
3.1	Amended and Restated Memorandum and Articles of Association of Ability Inc. (incorporated by reference to Annex B to the definitive Proxy Statement/Prospectus included with the Registration Statement on Form S-4/A filed on December 2, 2015).
4.1	Specimen Ordinary Share Certificate of Ability Inc. (incorporated by reference to Exhibit 4.4 to Amendment 2 the Registrant Statement on Form S-4/A filed on November 11, 2015).
10.1	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and each of the Registrant’s Officers, Directors and Sponsors (incorporated by reference to Exhibit 10.1 of Cambridge’s Form S-1/A filed on November 27, 2013).
10.2	Escrow Agreement between Cambridge, Continental Stock Transfer & Trust Company and the Initial Stockholders (incorporated by reference to Exhibit 10.2 of Cambridge’s Current Report on Form 8-K filed on December 23, 2013).
10.3	Registration Rights Agreement between Cambridge and certain security holders of Cambridge (incorporated by reference to Exhibit 10.4 of Cambridge’s Current Report on Form 8-K filed on December 23, 2013).
10.4	Form of Escrow Agreement among Cambridge Holdco Corp., the Representative (as described in the Agreement and Plan of Reorganization), the shareholders of Ability Logistics Solutions, Ltd., and Continental Stock Transfer & Trust Company, as Escrow Agent (incorporated by reference to Annex E to the definitive Proxy Statement/Prospectus included with the Registration Statement on Form S-4/A filed on December 2, 2015).
10.5	Form of Lock-Up Agreement between Cambridge Capital Acquisition Corp., Cambridge Holdco Corp., Ability Computer & Software Industries Ltd. and each of the Ability stockholders (incorporated by reference to Exhibit 10.14 of the Registration Statement on Form S-4/A filed on September 17, 2015).
10.6	Lock-Up Agreement among Cambridge Capital Acquisition Corp., Cambridge Holdco Corp., Ability Computer & Software Industries Ltd. and The Gordon Family 2007 Trust (incorporated by reference to Exhibit 10.15 of the Registration Statement on Form S-4/A filed on September 17, 2015).
10.7	Employment Agreement between Ability Computer & Software Industries Ltd. and Anatoly Hurgin, dated as of September 6, 2015 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4/A filed on September 17, 2015).
10.8	Employment Agreement between Ability Computer & Software Industries Ltd. and Alexander Aurovsky, dated as of September 6, 2015 (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4/A filed on September 17, 2015).
10.9	Share Purchase Agreement, dated as of September 6, 2015 by and among Ability Security Systems Ltd., Eyal Tzur, Ability Computer & Software Industries Ltd., Anatoly Hurgin, Alexander Aurovsky, Cambridge Capital Acquisition Corporation and Cambridge Holdco Corp (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4/A filed on September 17, 2015).
10.10	Rental Contract, effective December 1, 2013, between Yedidim Holdings Properties and Development Ltd., as Lessor, and Ability Computer and Software Industries Ltd., as Lessee, relating to space at 14 Yad Harutzim St., Tel Aviv, Israel, and attached Guaranty by Alexander Aurovsky of Ability’s obligations thereunder (incorporated by reference to Exhibit 10.2- to the Registration Statement on Form S-4/A filed on September 17, 2015).
10.11	Rental Contract, effective May 1, 2015, between Yedidim Holdings Properties and Development Ltd., as Lessor, and Ability Computer and Software Industries Ltd., as Lessee, relating to space at 14 Yad Harutzim St., Tel Aviv, Israel, and attached Guaranty by Alexander Aurovsky of Ability’s obligations thereunder (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-4/A filed on September 17, 2015).
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to Cambridge’s Registration Statement on Form S-1 filed on November 27, 2013).
21.1	List of Subsidiaries.
99.1	Press Release dated December 23, 2015.
99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Ability Inc. for the nine months ended September 30, 2015 and year ended December 31, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ability Inc.

Dated: December 30, 2015	By:	/s/ Anatoly Hurgin
	Name:	Anatoly Hurgin
	Title:	Chief Executive Officer and Chairman of the Board

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